                                                                    EXHIBIT 10.6

                            STOCK PURCHASE AGREEMENT


               STOCK PURCHASE AGREEMENT (the "Agreement"), dated as of September 30, 1998, by and between Ligand Pharmaceuticals Incorporated, a Delaware corporation (the "Company"), and Elan International Services, Ltd., a Bermuda corporation (the "Purchaser").

                                    RECITALS

               WHEREAS, the Company, the Purchaser and Elan Corporation, plc, a public limited company organized under the laws of Ireland and the parent of the Purchaser ("Elan"), have entered into a binding letter of intent, dated as of September 29, 1998 (the "Letter of Intent");

               WHEREAS, pursuant to the Letter of Intent, the Purchaser has agreed to purchase from the Company shares of the Company's common stock, par value $0.001 per share (the "Common Stock"), on the terms and subject to the conditions set forth in this Agreement.

               NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                    AGREEMENT

        SECTION 1. Purchase and Sale of Common Stock. On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions set forth herein, at the Closing (as defined in Section 2(a)) the Company shall sell to the Purchaser, and the Purchaser shall purchase from the Company, 1,278,970 shares of Common Stock (the "Shares") at a purchase price equal to $11.65 per share (the "Purchase Price").

        SECTION 2. Closing.

               (a) The closing of the sale and purchase of the Shares (the "Closing") shall take place at the offices of Cahill Gordon & Reindel, 80 Pine Street, New York, NY 10005, at 2:00 PM, New York City time, on the date hereof, or such other time and place as the Company and the Purchaser may agree. The


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time at which the Closing is concluded is herein called the "Closing Date."

               (b) At the Closing, the Company shall deliver to the Purchaser a certificate or certificates, registered in the name of the Purchaser, or such other name or names as the Purchaser may direct in writing, representing the Shares, against payment of the Purchase Price, by certified or official bank check payable in immediately available funds to the order of the Company or by wire transfer in immediately available funds to an account designated in writing by the Company.


        SECTION 3. Representations of the Company. Except as otherwise set forth in the Schedule of Exceptions attached hereto, the Company represents and warrants to and agrees with the Purchaser as follows:

               (a) Each of the Company and the Subsidiaries (as defined in paragraph (d) of this Section 3) is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite corporate power and authority to own its properties and conduct its business as now being conducted. Each of the Company and the Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the business, assets, liabilities (contingent or otherwise), operations, condition (financial or otherwise), solvency, properties, prospects or material agreements of the Company and its Subsidiaries, taken as a whole (any such event, a "Material Adverse Effect").

               (b) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly and validly authorized by the Company and, when executed and delivered by the Company, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except that (A) the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought and (B) any rights to indemnity or contribution hereunder may be limited by federal and state securities laws and public policy considerations.


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               (c) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Registration Rights Agreement (as defined in Section 6(d)). The Registration Rights Agreement has been duly and validly authorized by the Company and, when executed and delivered by the Company, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except that (A) the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought and (B) any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations.

               (d) The authorized, issued and outstanding capitalization of the Company consists of: (i) 80,000,000 shares of Common Stock, of which 39,309,031 shares were issued and outstanding as of July 31, 1998, and (ii) 5,000,000 shares of convertible preferred stock (80,000 shares of which have been designated as "Series A Participating Preferred Stock"), of which no shares are issued and outstanding; all of the Subsidiaries of the Company are listed on
Schedule 3(d)(i) hereto (each, a "Subsidiary" and collectively, the "Subsidiaries"); all of the outstanding shares of capital stock of the Company and the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights; all of the outstanding shares of capital stock of the Subsidiaries are owned, directly or indirectly, by the Company, free and clear of all liens, encumbrances, equities and claims or restrictions on transferability (other than those imposed by the Securities Act of 1933, as amended (the "Securities Act") and the securities or "Blue Sky" laws of certain jurisdictions) or voting; except as described in the SEC Reports (as defined in paragraph (i) of this Section 3) or as otherwise set forth on Schedule 3(d)(ii) hereto, there are no (i) options, warrants or other rights to purchase, (ii) agreements or other obligations to issue or (iii) other rights to convert any obligation into or exchange any securities for, shares of capital stock of or ownership interests in the Company or any of the Subsidiaries; except for the Subsidiaries, the Company does not own, directly or indirectly, any shares of capital stock or any other equity or long-term debt securities or have any equity interest in any firm, partnership, joint venture or other entity.


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               (e) The Shares, when issued, sold and delivered to the Purchaser at the Closing against payment therefor in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and nonassessable, will not be issued in violation of any preemptive or similar rights and will be free of any liens, encumbrances, restrictions on transfer other than those imposed by the Securities Act and applicable state securities or "Blue Sky" laws.

               (f) No consent, approval, authorization or order of any court or governmental agency or body, or third party is required for the issuance and sale by the Company of the Shares or the consummation by the Company of the other transactions contemplated hereby, except that no representation or warranty is made with respect to filings required by the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended, with respect to transactions contemplated by the Letter of Intent. None of the Company or the Subsidiaries is
(i) in violation of its certificate of incorporation or bylaws, (ii) in breach or violation of any statute, judgment, decree, order, rule or regulation applicable to it or any of its properties or assets, except for any such breach or violation which would not, individually or in the aggregate, have a Material Adverse Effect, or (iii) in breach of or default under (nor has any event occurred which, with notice or passage of time or both, would constitute a default under) or in violation of any of the terms or provisions of any indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate, contract or other agreement or instrument to which any of them is a party or to which any of them or their respective properties or assets is subject (collectively, "Contracts"), except for any such breach, default, violation or event which would not, individually or in the aggregate, have a Material Adverse Effect.

               (g) None of the Company, the Subsidiaries, any of their respective Affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act) or any person acting on its or their behalf has engaged in any directed selling efforts (as that term is defined in Regulation S under the Securities Act ("Regulation S")) with respect to the Common Stock; the Company, the Subsidiaries and their respective Affiliates and any person acting on its or their behalf have complied with the offering restrictions requirements of Regulation S.

               (h) The execution, delivery and performance by the Company of this Agreement and the Registration Rights Agreement and the consummation by the Company of the transactions contem-


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                                      -5-


plated hereby and thereby (including, without limitation, the issuance and sale of the Shares to the Purchaser) will not conflict with or constitute or result in a breach of or a default under (or an event which with notice or passage of time or both would constitute a default under) or violation of any of (i) the terms or provisions of any Contract, except for any such conflict, breach, violation, default or event which would not, individually or in the aggregate, have a Material Adverse Effect, (ii) the certificate of incorporation or bylaws of the Company or any of the Subsidiaries, or (iii) (assuming compliance with all applicable state securities or "Blue Sky" laws and assuming the accuracy of the representations and warranties of the Purchaser set forth in Section 4 of this Agreement) any statute, judgment, decree, order, rule or regulation applicable to the Company or any of the Subsidiaries or any of their respective properties or assets, except for any such conflict, breach or violation which would not, individually or in the aggregate, have a Material Adverse Effect.

               (i) The Company has filed with the Securities and Exchange Commission (the "SEC") all required forms, reports, registration statements and documents required to be filed by it with the SEC since December 31, 1996 (collectively, the "SEC Reports"), all of which complied as to form when filed in all material respects with the applicable provisions of the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as the case may be. As of their respective dates, the SEC Reports (including all exhibits and schedules thereto and documents incorporated by reference therein) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

               (j) The audited consolidated financial statements and unaudited consolidated interim financial statements of the Company and the Subsidiaries included or incorporated by reference in any of the SEC Reports have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved, except as otherwise stated therein, and present fairly, in all material respects, the consolidated financial position of the Company and the Subsidiaries at the dates thereof and the consolidated results of operations and cash flows for the periods then ended (subject, in the case of any unaudited interim financial statements, to normal year-end adjustments and to the extent they include footnotes or may be condensed or summary statements) and such


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audited financial statements are accompanied by an unqualified opinion thereon by the Company's independent auditors.

               (k) Except as set forth on Schedule 3(k), there is not pending or, to the knowledge of the Company, threatened any action, suit, proceeding, inquiry or investigation to which the Company or any of the Subsidiaries is a party, or to which the property or assets of the Company or any of the Subsidiaries are subject, before or brought by any court, arbitrator or governmental agency or body which, if determined adversely to the Company or any such Subsidiary, would, individually or in the aggregate, have a Material Adverse Effect, or which seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of the Shares to be sold hereunder or the consummation of the other transactions contemplated by this Agreement.

               (l) Each of the Company and the Subsidiaries possesses all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals presently required or necessary to own or lease, as the case may be, and to operate its respective properties and to carry on its respective businesses as now conducted and as proposed to be conducted ("Permits"), except where the failure to obtain such Permits would not, individually or in the aggregate, have a Material Adverse Effect and except as disclosed in the SEC Reports; each of the Company and the Subsidiaries has fulfilled and performed all of its obligations with respect to such Permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit; and none of the Company or the Subsidiaries has received any notice of any proceeding relating to revocation or modification of any such Permit, except where such revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.

               (m) Since June 30, 1998, (i) except as set forth on Schedule 3(m), none of the Company or the Subsidiaries has incurred any liabilities or obligations, direct or contingent, or entered into or agreed to enter into any transactions or contracts (written or oral) not in the ordinary course of business, which liabilities, obligations, transactions or contracts would, individually or in the aggregate, be material to the business, assets, liabilities (contingent or otherwise), opera-


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                                      -7-


tions, condition (financial or otherwise), solvency or prospects of the Company and the Subsidiaries, taken as a whole, (ii) none of the Company or the Subsidiaries has purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock (other than with respect to the Subsidiaries, the purchase of, or dividend or distribution on, capital stock owned by the Company) and (iii) there shall not have been any material change in the capital stock or long-term indebtedness of the Company or the Subsidiaries.

               (n) Each of the Company and the Subsidiaries has filed all necessary federal, state and foreign income and franchise tax returns, except where the failure to so file such returns would not, individually or in the aggregate, have a Material Adverse Effect, and has paid all taxes shown as due thereon; and other than tax deficiencies which the Company or any Subsidiary is contesting in good faith and for which the Company or such Subsidiary has provided adequate reserves, there is no tax deficiency that has been asserted against the Company or any of the Subsidiaries that would, individually or in the aggregate, have a Material Adverse Effect.

               (o) Each of the Company and the Subsidiaries has good and marketable title to all real property and good title to all personal property owned by it and good and marketable title to all leasehold estates in the real and personal property being leased by it free and clear of all liens, charges, encumbrances or restrictions, except as set forth on Schedule 3(o) and except to the extent the failure to have such title or the existence of such liens, charges, encumbrances or restrictions would not, individually or in the aggregate, have a Material Adverse Effect.

               (p) Each of the Contracts is valid and enforceable against the Company or the Subsidiaries, as the case may be, and is valid and enforceable against the other party or parties thereto and the Company is not, and has no actual knowledge that any other party is, in default under or in respect of any such Contract, with only such exceptions as would not, individually or in the aggregate, have a Material Adverse Effect.

               (q) Each of the Company and the Subsidiaries owns or possesses adequate licenses or other valid rights to use all patents and applications therefore, trademarks, service marks, trade names, copyrights and know-how (collectively "Proprietary Rights") necessary to conduct the businesses now or proposed to be conducted by it, except for such lack of or defects in own-


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ership as would not, individually or in the aggregate, have a Material Adverse
Effect. None of the Company or the Subsidiaries has received any notice that any Proprietary Rights have been declared unenforceable or otherwise invalid by any court or governmental agency other than notices relating to Proprietary Rights the loss of which would not, individually or in the aggregate, have a Material Adverse Effect. Except as set forth on Schedule 3(q), none of the Company or the Subsidiaries has received any notice of infringement of or conflict with (or knows of any such infringement of or conflict with) asserted rights of others with respect to any Proprietary Rights which, if such assertion of infringement or conflict were sustained, would have a Material Adverse Effect.

               (r) Except as would not, individually or in the aggregate, have a Material Adverse Effect (A) each of the Company and the Subsidiaries is in compliance with and not subject to liability under applicable Environmental Laws (as defined below), (B) each of the Company and the Subsidiaries has made all filings and provided all notices required under any applicable Environmental Law, and has and is in compliance with all Permits required under any applicable Environmental Laws and each of them is in full force and effect, (C) there is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter or request for information pending or, to the knowledge of the Company or the Subsidiaries, threatened against the Company or any Subsidiary under any Environmental Law,
(D) no lien, charge, encumbrance or restriction has been recorded under any Environmental Law with respect to any assets, facility or property owned, operated, leased or controlled by the Company or any Subsidiary, (E) none of the Company or the Subsidiaries has received notice that it has been identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), or any comparable state law, (F) no property or facility of the Company or any Subsidiary is (i) listed or proposed for listing on the National Priorities List under CERCLA or
(ii) listed in the Comprehensive Environmental Response, Compensation and Liability Information System List promulgated pursuant to CERCLA, or on any comparable list maintained by any state or local governmental authority.

               For purposes of this Agreement, "Environmental Laws" means the common law and all applicable federal, state and local laws or regulations, codes, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder, relating to pollution or protection of public or employee


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health and safety or the environment, including, without limitation, laws relating to (i) emissions, discharges, releases or threatened releases of hazardous materials into the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), (ii) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of hazardous materials, and (iii) underground and aboveground storage tanks and related piping, and emissions, discharges, releases or threatened releases therefrom.

               (s) There is no strike, labor dispute, slowdown or work stoppage with the employees of the Company or the Subsidiaries which is pending or, to the knowledge of the Company or the Subsidiaries, threatened.

               (t) Each of the Company and the Subsidiaries carries insurance in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties.

               (u) None of the Company or the Subsidiaries has any liability for any prohibited transaction or funding deficiency or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan which is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), to which the Company or any Subsidiary makes or ever has made a contribution and in which any employee of the Company or any Subsidiary is or has ever been a participant. With respect to such plans, the Company and the Subsidiaries are in compliance in all material respects with all applicable provisions of ERISA.

               (v) Each of the Company and the Subsidiaries (i) makes and keeps accurate books and records and (ii) maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management's authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals.

               (w) Except as provided in the Registration Rights Agreement, the Company has not granted or agreed to grant any registration rights to any person or entity.


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               (x) Under the Preferred Share Rights Agreement, dated as of
September 13, 1996, between the Company and Wells Fargo Bank, N.A., as amended to the date hereof (the "Rights Agreement"), none of the execution of this Agreement or the Registration Rights Agreement, or the consummation of the transactions contemplated hereby or thereby, will cause a "distribution date" to occur or cause rights issued thereunder to become exercisable.

               (y) Except as otherwise disclosed to the Purchaser, no person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or valid claim against or upon the Company for any commission, fee or other compensation as a finder or broker because of any act by the Company or of any agent of the Company. The Company will pay, and hold the Purchaser harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys' fees and out-of-pocket expenses) arising in connection with any claim for any such commission, fee or other compensation.

        SECTION 4. Representations of the Purchaser. The Purchaser represents and warrants to and agrees with the Company as follows:

               (a) The Purchaser has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly and validly authorized by the Purchaser and, when executed and delivered by the Purchaser, will constitute a valid and legally binding agreement of the Purchaser enforceable against the Purchaser in accordance with its terms, except that the enforcement hereof may be subject to
(i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

               (b) The Purchaser has all requisite corporate power and authority to execute, deliver and perform its obligations under the Registration Rights Agreement. The Registration Rights Agreement has been duly and validly authorized by the Purchaser and, when executed and delivered by the Purchaser, will constitute a valid and legally binding agreement of the Purchaser enforceable against the Purchaser in accordance with its terms, except that (A) the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to


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creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought and
(B) any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations.

               (c) The Purchaser acknowledges that the Shares have not been registered under the Securities Act or any other applicable securities laws, are being sold in a transaction not requiring registration under the Securities Act and, unless so registered, may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act or any other applicable securities law, pursuant to an exemption therefrom or in a transaction not subject thereto and in each case in compliance with the conditions for transfer set forth in paragraph (e) of this Section 4.

               (d) The Purchaser is outside the United States and is not a "U.S. person" (as such term is defined in Regulation S) and is purchasing the Shares for its own account.

               (e) Until the expiration of the "one-year distribution compliance period" within the meaning of Rule 903 of Regulation S, the Purchaser will not sell or otherwise transfer the Shares except (i) to the Company or its Subsidiaries, (ii) pursuant to an effective registration statement which has been declared effective under the Securities Act, (iii) in an offshore transaction in accordance with Rule 904 of Regulation S or (iv) pursuant to any other available exemption from the registration requirements of the Securities Act, including Rule 144 thereunder ("Rule 144"). After the expiration of such "one-year distribution compliance period," the Purchaser will not sell or otherwise transfer the Shares except pursuant to registration under the Securities Act or an available exemption therefrom and, in any case, in accordance with the provisions of Regulation S and applicable state securities laws.

               (f) The Purchaser understands that the certificates representing the Shares will, so long as appropriate, bear the following legend:

        THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR PURSUANT TO A VALID EXEMPTION THEREFROM AND HAVE BEEN SOLD IN RELIANCE ON THE EXEMPTION FROM REGISTRATION PROVIDED

        BY REGULATION S UNDER THE ACT ("REGULATION S"). THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S
        (SECTION 230.901 THROUGH SECTION 230.905, AND PRELIMINARY NOTES). HEDGING TRANSACTIONS INVOLVING THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT.

        THE TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE CONDITIONS SPECIFIED IN A STOCK PURCHASE AGREEMENT, DATED AS OF SEPTEMBER 30, 1998, BETWEEN THE COMPANY AND ELAN INTERNATIONAL SERVICES, LTD., AND THE COMPANY RESERVES THE RIGHT TO REFUSE THE TRANSFER OF SUCH SHARES UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED WITH RESPECT TO SUCH TRANSFER. A COPY OF SUCH CONDITIONS WILL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF WITHOUT CHARGE.

               (g) The Purchaser agrees that the Company shall be entitled to make a notation on its records and give instructions to any transfer agent of the Shares in order to implement the restrictions on transfer set forth in this Agreement.

               (h) The Purchaser acknowledges that, in making the decision to purchase the Shares, it has relied solely upon independent investigations made by it and not upon any representations made by the Company with respect to the Company or the Shares. The Purchaser acknowledges that it is a sophisticated investor and that an investment in the Shares involves a high degree of risk. The Purchaser further acknowledges that the Purchase Price may or may not exceed the latest publicly quoted per share "asked" price of the Common Stock.

               (i) The Purchaser is purchasing the Shares for its own account for the purpose of investment and not (i) with a view to, or for sale in connection with, any distribution thereof or (ii) for the account or on behalf of any "U.S. person" (as such term is defined in Regulation S). The Purchaser understands, acknowledges and agrees that it must bear the economic risk of its investment in the Shares for an indefinite period of time and that prior to any offer or sale of such securities, the Company may require, as a condition to effecting a transfer of the Shares, an opinion of counsel to Purchaser, acceptable to the Company, as to the registration or exemption therefrom under the Securities Act.

               (j) The Purchaser was not formed specifically for the purpose of acquiring the Shares purchased pursuant to this Agreement.

               (k) Neither the Purchaser nor any of its affiliates directly or indirectly have within the past 90 days nor will such persons for a period of one year from the Closing Date directly or indirectly enter into any short selling of any equity security of the Company (including, without limitation, the Common Stock) or any hedging transaction with respect to any equity security of the Company, including, without limitation, puts, calls, or other option transactions, option writing and equity swaps, unless in compliance with the Securities Act.

               SECTION 5. Conditions to Company's and Purchaser's Obligations. The respective obligation of each of the Company and the Purchaser to consummate the purchase and sale of the Shares pursuant to Section 1 of this Agreement shall be subject to the satisfaction of the following conditions at or prior to the Closing Date:

               (a) The sale of the Shares hereunder shall not be enjoined (temporarily or permanently) on the Closing Date.

               (b) All consents, approvals, authorizations and orders of any court or governmental agency or body, or third party required in connection with the execution and delivery of this Agreement and the Registration Rights Agreement and the consummation of the transactions contemplated hereby and thereby shall have been obtained.

        SECTION 6. Conditions to Purchaser's Obligations. The obligation of the Purchaser to purchase the Shares pursuant to Section 1 of this Agreement shall, in its sole discretion, be subject to satisfaction or waiver of the following conditions at or prior to the Closing Date:

               (a) Each of the representations and warranties of the Company set forth in Section 3 hereof shall be true and correct on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date, except to the extent that such representations and warranties expressly relate to an earlier date; the statements of the Company's officers made pursuant to any certificate delivered in accordance with the provisions hereof shall be true and correct on and as of the date made and on and as of the Closing Date; the Company shall have performed all covenants and agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; since June 30, 1998, and except as disclosed in SEC Reports filed since such date, there shall have been no event or development, and no information shall have become known, that, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect.

               (b) On the Closing Date, the Purchaser shall have received the opinion, dated as of the Closing Date and addressed to the Purchaser, of Brobeck, Phleger & Harrison LLP, counsel for the Company, substantially in the form attached hereto as Exhibit A.

               (c) The Purchaser shall have received a certificate of the Company, dated the Closing Date, signed on behalf of the Company by its Chief Executive Officer and the Chief Financial Officer, to the effect that:

                (i) The representations and warranties of the Company contained in this Agreement are true and correct on and as of the date hereof and on and as of the Closing Date, except to the extent that such representations and warranties expressly relate to an earlier time, and the Company has performed all covenants and agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;

               (ii) At the Closing Date and since June 30, 1998, no event or development has occurred, and no information has become known, that, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect; and

              (iii) The sale of the Shares hereunder has not been enjoined (temporarily or permanently).

               (d) On the Closing Date, the Purchaser shall have received the Tenth Addendum to the Amended Registration Rights Agreement, dated as of June 24, 1994, by and among the Company and those entities party thereto (the "Registration Rights Agreement"), providing for the registration rights for the Shares upon the terms and conditions set forth therein and such agreement shall be in full force and effect at all times from and after the Closing Date.

               All such documents, certificates, schedules or instruments delivered pursuant to this Agreement will comply with the provisions hereof only if they are reasonably satisfactory in all material respects to the Purchaser and counsel for the Purchaser.

        SECTION 7. Conditions to Company's Obligations.

               The obligation of the Company to issue and sell the Shares pursuant to Section 1 of this Agreement shall, in its sole discretion, be subject to satisfaction or waiver of the following conditions at or prior to the Closing Date:

               (a) Each of the representations and warranties of the Purchaser set forth in Section 4 hereof shall be true and correct on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date, except to the extent that such representations and warranties expressly relate to an earlier date; the statements of the Purchaser's officers made pursuant to any certificate delivered in accordance with the provisions hereof shall be true and correct on and as of the date made and on and as of the Closing Date; the Purchaser shall have performed all covenants and agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

               (b) The Company shall have received a certificate of the Purchaser, dated the Closing Date, signed on behalf of the Purchaser by its President and Chief Financial Officer, to the effect that the representations and warranties of the Purchaser contained in this Agreement are true and correct on and as of the date hereof and on and as of the Closing Date, except to the extent that such representations and warranties expressly relate to an earlier time, and the Purchaser has performed all covenants and agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

               (c) The Purchaser shall have delivered the Purchase Price in accordance with Section 2(b) hereof.

               All such documents, certificates, schedules or instruments delivered pursuant to this Agreement will comply with the provisions hereof only if they are reasonably satisfactory in all material respects to the Company and counsel for the Company.

        SECTION 8. Covenants of the Company.

               (a) The Company agrees that, prior to the termination of all rights provided for in the Registration Rights Agreement in accordance with
Section 1.17 thereof, the Company will prepare, execute and deliver to the Purchaser a registration rights agreement (the "New Registration Rights Agreement"), to be effective upon such termination, providing registration rights for the Shares on substantially identical terms and conditions as those provided for in the Registration Rights Agreement. The New Registration Rights Agreement shall expire on December 31, 2003.

               (b) Subject to the terms and conditions specified in this paragraph (b), the Company hereby grants to the Purchaser a right to purchase up to the number of Additional Shares (as defined below) in connection with any Transaction (as defined below) undertaken by the Company.

                (i) Each time the Company proposes to offer, sell or otherwise issue shares of any class of its capital stock or securities convertible into or exercisable or exchangeable for a class of capital stock ("Capital Stock"), in a public or private transaction (a "Transaction"), the Company shall deliver a notice in person, by air courier or by facsimile ("Notice") to the Purchaser stating (a) the Company's bona fide intention to undertake such Transaction, (b) the number of shares of Capital Stock to be offered in the Transaction (the "Transaction Shares"), (c) the number of Additional Shares up to which the Purchaser may elect to purchase in such Transaction (which would be added to the Transaction Shares), and (d) the price and terms, if any, upon which it proposes to offer, sell or otherwise issue Capital Stock in the Transaction.

               (ii) Within 10 business days after giving of the Notice, the Purchaser may elect to purchase, at the price and on the terms specified in the Notice, up to the number of Additional Shares set forth in the Notice. The number of shares of Capital Stock ("Additional Shares") that the Purchaser may elect to purchase and include in the Transaction shall be calculated as follows:

   Additional Shares  =  Transaction Shares       Transaction Shares
                         ------------------
                              1 - X%

               X% represents the percentage (stated as a decimal) of the outstanding shares of Common Stock then held by the Purchaser (assuming the conversion exercise or exchange of all Capital Stock then held by the Purchaser and acquired pursuant to this paragraph (b)).

        In the event that the price or terms upon which the Company proposes to offer, sell or otherwise issue Capital Stock in the Transaction or the number of Transaction Shares to be included in such Transaction changes for any reason (other than including the Additional Shares) after the Notice is delivered to the Purchaser, the number of Additional Shares shall, with respect to a change in the number of Transaction Shares, be recalculated using the new number of Transaction Shares and, in any case, the Company shall promptly provide a revised Notice to the Purchaser reflecting such recalculated Additional Shares and any change to such price or terms. If the Company proposes to offer, sell or issue any Capital Stock for consideration other than cash, the Purchaser may exercise the right set forth in this paragraph (b) and purchase Additional Shares for cash at a per share purchase price equal to (i)(a) the face amount of any cash received for such Capital Stock plus (b) the fair market value of the non-cash consideration expressly received for such Capital Stock divided by (ii) the number of Transaction Shares issued in such Transaction (excluding any Additional Shares). The fair market value of any such non-cash consideration shall be determined by an independent appraisal firm of nationally-recognized standing chosen jointly by the Company and the Purchaser.

              (iii) The right of the Purchaser in this paragraph (b) shall not be applicable to (a) the issuance or sale of Capital Stock under any plan, agreement or arrangement applicable only to employees, directors or consultants and approved by the Company's board of directors or (b) the issuance of securities pursuant to the conversion, exercise or exchange of convertible, exercisable or exchangeable securities.

               (iv) The Purchaser's rights and obligations under this paragraph
        (b) shall not be assignable, except that such rights may be assigned by the Purchaser to any Affiliate that agrees in writing to be bound by the provisions of this paragraph (b).

                (v) Notwithstanding anything to the contrary in this paragraph
        (b), the provisions of this paragraph (b) shall terminate and be of no further force and effect upon the earlier of (i) the termination of the Letter of Intent pursuant to Section 3(c) thereof and (ii) the consummation of (x) any consolidation of the Company with, or merger of the Company with or into, any person (including any individual, partnership, joint venture, corporation, trust or group thereof) ("Person") other than a consolidation or merger pursuant to which the stockholders of the Company immediately prior to such consolidation or merger own more than 50% of the outstanding securities entitled to vote in the election of directors of the surviving Person after such consolidation or merger or (y) any sale, transfer or conveyance of all or substantially all of the assets of the Company.

               (c) Upon the later of (i) the termination of all rights under the Registration Rights Agreement and (ii) the expiration of the New Registration Rights Agreement, and so long as Purchaser continues to hold any Shares, in order to permit the Purchaser to sell the Shares (subject to Section 9(a) hereof), from time to time, pursuant to Rule 144, or any successor to such rule or any other rule or regulation of the SEC that may at any time permit the Purchaser to sell the Shares without registration, the Company shall:

                (i) make and keep public information available, as those terms are understood and defined in Rule 144, at all times during which the Company is subject to the reporting requirements of the Securities Act or the Exchange Act;

               (ii) use its best efforts to file with the SEC in a timely manner all reports and other documents required to be filed by the Company under the Securities Act or the Exchange Act (at all times during which it is subject to such reporting requirements thereof); and

              (iii) (x) furnish to the Purchaser promptly upon request, a written statement by the Company as to its compliance with the reporting requirements of the Securities Act and the Exchange Act (at any time during which it is subject to such to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as the Purchaser may reasonably request in availing itself of Rule 144, or any successor to such rule or any other rule or regulation of the SEC that may at any time permit the Purchaser to sell the Shares without registration and
        (y) take any action (including cooperating with the Purchaser to cause the transfer agent for the Common Stock to remove any restrictive legend on the certificates evidencing the Shares) as shall be reasonably requested by the Purchaser or which shall otherwise facilitate the sale of the Shares from time to time by the Purchaser pursuant to Rule 144, or any successor to such rule or any other rule or regulation of the SEC that may at any time permit the Purchaser to sell the Shares without registration.

        SECTION 9. Covenants of the Purchaser.

               (a) The Purchaser agrees that, during the period beginning on the date of this Agreement and ending on the later of (i) September 30, 2000 and
(ii) the *** after the consummation of the transactions contemplated by the Letter of Intent, it shall not, and shall not permit any of its Affiliates (as defined below) to, directly or indirectly, without the prior written consent of the Company, sell, offer to sell, contract to sell, grant any option to purchase or otherwise transfer or dispose of ("Transfer"), the Shares; provided that Elan may Transfer the Shares to any of its Affiliates and any Affiliate of Elan may Transfer the Shares to Elan or to any other Affiliate of Elan, subject to the Purchaser's agreements set forth in Section 4 of this Agreement.

               (b) For purposes of this Section 9, the term "Affiliate" shall mean, with respect to any specified person or entity, any other person or entity controlling, controlled by, or under common control with such specified person or entity. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person or entity, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative of the foregoing.

               (c) Notwithstanding anything to the contrary in this Section 9, the provisions of this Section 9 shall terminate and be of no further force and effect upon the termination of the Letter of Intent pursuant to Section 3(c) thereof.

        SECTION 10. Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if


*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

delivered personally or sent by telex, nationally recognized overnight delivery service, facsimile (receipt confirmed), registered or certified mail, postage prepaid, addressed as follows or to such other address of which the parties may have given written notice:

                (i)   if to the Company, to:

                      Ligand Pharmaceuticals Incorporated
                      10275 Science Center Drive
                      San Diego, California  92121
                      Attn: General Counsel
                      Fax No.: (619) 550-1825

                      with a copy to:

                      Brobeck, Phleger & Harrison LLP
                      550 West C Street, Suite 1300
                      San Diego, California  92101-3532
                      Attn: Faye H. Russell, Esq.
                      Fax No.: (619) 234-3848

               (ii)   if to the Purchaser, to:

                      Elan International Services, Ltd.
                      102 St. James Court
                      Flatts Smiths FL 04
                      Bermuda
                      Attn: President
                      Fax No.: (441) 292-2224

                      with a copy to:

                      Cahill Gordon & Reindel
                      80 Pine Street
                      New York, New York  10005
                      Attn: William M. Hartnett, Esq.
                      Fax No.: (212) 269-5420

              (iii) (a) on the date delivered, if delivered by facsimile or personally; (b) on the day after the notice is delivered into the possession and control of a nationally recognized overnight delivery service, duly marked for delivery to the receiving party; or (c) three business days after being sent, if sent by registered or certified mail.

        SECTION 11. Successors and Assigns. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, except that neither the Purchaser nor the Company may assign its obligations hereunder without the prior written consent of the other party; provided that the Purchaser may assign any of its rights and obligations hereunder to Elan or any Affiliate of Elan, subject to the Purchaser's agreements set forth in Section 4 of this Agreement; provided, further, that the Company may assign its obligations hereunder in connection with the transfer or sale of all or substantially all of its assets, or in the event of its merger or consolidation with or into another entity in a transaction in which the Company is not the surviving entity. Any assignment in contravention of this Section 11 shall be void. No assignment shall release the Purchaser or the Company from any obligation or liability under this Agreement unless expressly agreed to by the non-assigning party.

        SECTION 12. Entire Agreement; Amendments. This Agreement and the other writings referred to herein or delivered pursuant hereto contain the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior oral and written and all contemporaneous oral negotiations, commitments and understandings between such parties. This Agreement may be amended only by a written amendment executed by both parties.

        SECTION 13. Severability. Any provision of this Agreement which is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction.

        SECTION 14. Expenses. Except as otherwise expressly provided herein, the Purchaser and the Company will pay the respective fees and expenses (including, without limitation, legal and accounting fees and expenses) incurred by each of them in connection with the transactions contemplated hereby.

        SECTION 15. Survival of Representations and Warranties. All representations and warranties made in this Agreement or any other instrument or document delivered in connection herewith or therewith, shall survive the execution and delivery hereof or thereof for a period of two (2) years.

        SECTION 16. Waiver. No failure or delay on the part of a party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder.

        SECTION 17. Further Assurances. From and after the date of this Agreement, upon the reasonable request of one party hereto, the other party hereto shall execute and deliver such instruments, documents and other writings as may be necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

        SECTION 18. GOVERNING LAW. THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY THEREIN, WITHOUT GIVING EFFECT TO ANY PROVISIONS THEREOF RELATING TO CONFLICTS OF LAW.

        SECTION 19. Section Headings. The section headings are for the convenience of the parties and in no way alter, modify, amend, limit, or restrict the contractual obligations of the parties.

        SECTION 20. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document.

               IN WITNESS WHEREOF, this Agreement has been duly executed under seal by the parties hereto and delivered as of the date first above written.

                                            LIGAND PHARMACEUTICALS
                                              INCORPORATED




                                            By: /s/ DAVID E. ROBINSON
                                                -------------------------------
                                                Name:  David E. Robinson
                                                Title: President and Chief
                                                       Executive Officer

                                            ELAN INTERNATIONAL SERVICES, LTD.




                                            By: /s/ KEVIN INSLEY
                                                -------------------------------
                                                Name:  Kevin Insley
                                                Title: President and Chief
                                                       Financial Officer

                                    EXHIBIT A


                   Opinion of Brobeck, Phleger & Harrison LLP